Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 26, 2008 accompanying the consolidated financial statements and schedules included in the Annual Report of HSW International, Inc. on Form 10-K for the year ended December 31, 2007.  We hereby consent to the incorporation by reference of said reports in the Registration Statements of HSW International, Inc. on Form S-8 (File No. 333-147149) and Forms S-1 (File No. 333-147339 and 333-149112).

/s/ Grant Thornton LLP

Atlanta, Georgia

March 26, 2008